Exhibit 99.1

Ondas Completes Previously Announced Acquisition of Cyberhawk, a Leader in AI-Powered Critical Infrastructure Intelligence

Cyberhawk expands Ondas' leadership in critical infrastructure intelligence with AI-enabled drone inspection, visual data management, and asset analytics

Expands Ondas' reach into high-value critical infrastructure and industrial inspection markets that are growing rapidly, driven by technology and regulatory advancements

WEST PALM BEACH, FL / August 10, 2026 / Ondas Inc. (Nasdaq: ONDS) ('Ondas' or the 'Company'), a leading provider of advanced autonomous systems and next-generation defense and security technologies and services, today announced the completion of its previously announced acquisition of Cyberhawk, a global leader in drone-enabled inspection, visual data management and AI-powered asset intelligence solutions for critical infrastructure operators.

The acquisition significantly expands Ondas' capabilities in critical infrastructure intelligence by adding Cyberhawk's software-enabled inspection platform, AI-driven analytics and global customer relationships. Cyberhawk has decades of operational expertise serving utilities, energy, renewables, mining and industrial customers. Together with Ondas' scaled operating platform and autonomous systems portfolio, Cyberhawk is now positioned to accelerate growth while further strengthening its leadership position in the rapidly expanding drone inspection services market.

"The addition of Cyberhawk accelerates the development of Ondas' growth platform across high value critical infrastructure and industrial markets that are now growing rapidly, driven by technology and regulatory advancements," said Eric Brock, Chairman and CEO of Ondas. "Ondas is a dual-purpose company, and we will invest with the intent to establish market leadership in this important end market. As we integrate Cyberhawk with our broader platform, including the leveraging of our enterprise-wide Palantir Foundry deployment, we expect to unlock additional value through enhanced data integration, AI-enabled workflows and greater operational efficiency across the business."

Cyberhawk has built a global reputation for delivering drone-enabled inspection and visual asset intelligence solutions to many of the world's largest infrastructure owners and operators. Its proprietary visual data management platform, AI-enabled analytics and highly skilled inspection teams provide customers with actionable insights that reduce costs, improve asset performance and support predictive maintenance. Combined with Ondas' expanding portfolio of autonomous aerial systems, robotics and AI software, the combined company is positioned to deliver a comprehensive infrastructure intelligence platform at global scale.

The completion of the Cyberhawk acquisition further advances Ondas' strategy of building a comprehensive autonomous intelligence platform that integrates intelligent sensing, autonomy, AI-powered analytics and mission execution across defense, security and critical infrastructure markets.

For additional information regarding the acquisition, please see the Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today. In connection with the acquisition, the Company approved inducement grants of restricted stock units (RSUs) representing 1,601,593 shares of the Company's common stock and stock options exercisable for 1,290,000 shares of the Company's common stock with an exercise price of $9.11 per share to a total of 47 employees newly-hired in connection with the acquisition. The equity awards were granted pursuant to the Nasdaq Rule 5635(c)(4) inducement grant exception as a component of each individual's employment compensation and were granted as an inducement material to his or her acceptance of employment with the Company. RSUs representing (i) 1,097,687 shares of the Company's common stock vest semi-annually over two years following the closing date, subject to the applicable employee's continued employment with the Company, (ii) 460,000 shares of the Company's common stock vest one-third on August 10, 2027 and subsequently in eight equal quarterly installments, subject to the applicable employee's continued employment with the Company, and (iii) 43,906 shares of the Company's common stock vest on the closing date. Stock options representing 1,290,000 shares of the Company's common stock vest one-third on August 10, 2027 and subsequently in twenty-four equal monthly installments, subject to the applicable employee's continued employment with the Company.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems, robotics, and mission-critical technologies for defense, homeland security, public safety, critical infrastructure, and industrial markets. The Company develops and deploys integrated unmanned and autonomous platforms across air, ground, and stratospheric environments, designed to support intelligence, surveillance, reconnaissance, security, and operational missions in complex environments. Ondas’ solutions are deployed globally by government, defense, and commercial customers to protect infrastructure, borders, transportation networks, personnel, and strategic assets.

For additional information on Ondas Inc., visit Ondas Inc.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading "Risk Factors" discussed under the caption "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com